Exhibit 99.1

Cypress Contact: Brad W. Buss EVP Finance & Administration and CFO (408) 943-2754	Ramtron Contact: Lee A. Brown VP Investor Relations and Corporate Affairs (719) 481-7213 lee.brown@ramtron.com

For Immediate Release

Cypress and Ramtron Reach Agreement on Merger

- Cypress to Acquire Ramtron for $3.10 per Share in Cash -

SAN JOSE, California and COLORADO SPRINGS, Colorado, September 19, 2012 – Cypress Semiconductor Corporation (NASDAQ: CY) and Ramtron International Corporation (NASDAQ: RMTR) have entered into a definitive merger agreement under which Cypress will acquire all outstanding stock of Ramtron at a price of $3.10 per share in cash. The transaction, valued at approximately $109.8 million (excluding assumed debt and options and including shares previously acquired by Cypress), represents a premium of 71% to Ramtron’s closing price of $1.81 per share on June 11, 2012, the day before Cypress publicly disclosed its offer for Ramtron. The Boards of Directors of both Cypress and Ramtron have approved the transaction. Ramtron’s Board of Directors unanimously recommends that Ramtron stockholders tender their shares in Cypress’s increased tender offer.

The transaction will be structured as a cash tender offer for all of the outstanding shares of Ramtron common stock. Consistent with the requirements of the merger agreement between Cypress and Ramtron, Cypress will promptly amend its pending tender offer to increase the offer price to $3.10 and extend the expiration of the offer; this extension will be in compliance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Subject to customary closing conditions, the transaction is expected to close by the end of the calendar year.

“We are pleased to have reached an agreement with Ramtron,” said T.J. Rodgers, President and Chief Executive Officer of Cypress. “Ramtron and its employees have done an impressive job building a valuable technology base, providing the market with a full portfolio of innovative, low-power, nonvolatile memory solutions.”

“The combination of Ramtron’s FRAM technology with Cypress’s nvSRAM business, considerable R&D resources, historically strong manufacturing capabilities, global sales organization, and deep extension into distribution channels will create a significant new entity in the nonvolatile memory business. We look forward to working with Ramtron to complete the transaction quickly, enabling a seamless transition for customers and business partners once the transaction is complete,” Rodgers concluded.

“Through the strategic alternative review process, the Ramtron Board sought to determine a course of action that would enable Ramtron stockholders to fully realize the value inherent in the long-term growth prospects of the company. Ultimately, the Board concluded that a combination with Cypress accomplishes that objective, and believes the transaction represents a positive outcome for Ramtron stockholders, customers, partners and employees,” said Dr. William G. Howard, Ramtron Chairman.

Greenhill & Co., LLC is financial advisor to Cypress and dealer manager for the tender offer, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is legal counsel. Needham & Company, LLC is financial advisor to Ramtron and Shearman & Sterling LLP is legal counsel.

The basis for the Ramtron Board’s recommendation will be set forth in an amendment to Ramtron’s Schedule 14D-9, which Ramtron will file promptly with the SEC.

Stockholders with questions can contact Ramtron’s information agent and proxy solicitor, Innisfree M&A, at (888) 750-5834. Stockholders will be able to obtain a copy of the amendment to the Schedule 14D-9 after it is filed in the investor relations section of Ramtron’s web site, at www.ramtron.com. Stockholders can obtain copies of Cypress’s tender offer documents, including the Offer to Purchase, Letter of Transmittal and related materials and amendments thereto, when available, for free from the SEC at the SEC’s website (www.sec.gov) or by contacting the information agent for the tender offer, Georgeson Inc., at 212-440-9800 or toll-free at 866-219-9786.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets worldwide. For more information, visit www.ramtron.com.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, and PSoC 5 programmable system-on-chip families and derivatives, CapSense touch sensing and TrueTouch solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge solution that enhances connectivity and performance in multimedia handsets, PCs and tablets. Cypress is also the world leader in SRAM memories. Cypress serves numerous markets including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the Nasdaq Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

Additional Information

This communication is for informational purposes only and does not constitute an offer to buy or solicitation of an offer to sell common stock of Ramtron International Corporation (“Ramtron”). The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and related materials) filed by Cypress Semiconductor Corporation (“Cypress”) with the Securities and Exchange Commission (the “SEC”) on June 21, 2012. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THESE AND OTHER DOCUMENTS (AS THEY MAY BE AMENDED FROM TIME TO TIME) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and stockholders of Ramtron may obtain free copies of these and other documents filed by Cypress with the SEC at the SEC’s website (www.sec.gov). The Offer to Purchase, Letter of Transmittal and related materials may also be obtained for free by contacting the information agent for the tender offer, Georgeson Inc., at 212-440-9800 or toll-free at 866-219-9786.

In connection with Cypress’s tender offer, Ramtron has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov. Ramtron also will provide a copy of these materials without charge on its website at www.ramtron.com, or stockholders may call the company’s Information Agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Cautionary Statements

This release may be deemed to contain forward-looking statements. These forward-looking statements include, among other things, statements regarding Cypress’s proposal to acquire Ramtron, the terms and conditions of such acquisition, Cypress’s ability to integrate Ramtron into its operations, and the possible impact and benefits of such acquisition to Cypress, each of which involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including the business and economic conditions and growth trends in the semiconductor industry and in various geographic regions; our ability to manage financial risk; and other factors listed in Cypress’s most recent reports on Form 10-K, 10-Q and 8-K. The information above speaks only as of the date of this release.

Cypress, the Cypress logo, PSoC, PowerPSoC, CapSense and West Bridge are registered trademarks and Cypress Developer Community, PSoC Creator and TrueTouch are trademarks of Cypress Semiconductor Corp. All other trademarks are property of their owners.

This press release contains forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

-XXX-